UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 24, 2019

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01

Regulation FD Disclosure.

In connection with the board succession plan of AmeriServ Financial, Inc. (“AmeriServ”), effective January 24, 2019, (a) Allan R. Dennison has been appointed as non-executive Chairperson of the Board of Directors of AmeriServ and all of its subsidiaries, and (b) Craig G. Ford has been appointed as non-executive Vice Chairperson of the Board of Directors of AmeriServ and all of its subsidiaries.  Mr. Dennison had previously served as AmeriServ’s non-executive Vice Chairperson of the Board of Directors since October 2012.  AmeriServ’s board of directors will also seek shareholder approval at its 2019 annual meeting of shareholders of a waiver of the director age restriction in AmerServ’s bylaws to permit Mr. Ford’s re-election as a director at this upcoming meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: January 24, 2019	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President and Chief Executive Officer